Exhibit 99.1

RESULTS OF THE
VOLUNTARY AND CONDITIONAL TAKEOVER BID IN CASH
by BINAN INVESTMETNS B.V.
a wholly-owned subsidiary of LIBERTY GLOBAL, INC.
on
all the Shares and Warrants (not already owned by Binan Investments B.V. and its affiliates, including Telenet
Group Holding NV) of
TELENET GROUP HOLDING NV

(The capitalised terms used in this publication shall have the meaning attributed to them in the Prospectus)
Results
At closing of the Initial Acceptance Period on 11 January 2013 a total of 9,497,637 Shares and 3,000 Warrants (of which 1,750 Warrants under Warrant Plan 2007 quater and 1,250 Warrants under Warrant Plan 2010 primo) were Tendered. No Golden Shares or Liquidation Dispreference Shares were Tendered. As a consequence of these results, the Bidder will after settlement of the Offer hold a total of 66,342,037 Shares and 3,000 Warrants, which represents 58.3% of the total number of issued Shares and 58.4% of the voting rights.

Conditions	As neither of the Circumstances has materialised, the Offer has become unconditional and the Bidder accepts all Securities validly Tendered during the Acceptance Period.
Reopening	The Offer will not be reopened.
Settlement	Payment to the Sellers against delivery of the Tendered Securities will take place on 1 February 2013.
Agent